UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2022
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
475 Quaker Meeting House Road Honeoye Falls, NY		14472
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 14, 2022, Hyzon Motors Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Holthausen Clean Technology Investments, B.V., a private limited liability company registered in the Netherlands (the “Seller”); CGH Junior Holding B.V., a private limited liability company registered in the Netherlands; M.C.B. Holthausen Holding B.V., a private limited liability company registered in the Netherlands; Holthausen Clean Technology B.V., a private limited liability company registered in the Netherlands; Carl Holthausen, an individual; Max Holthausen, an individual; and Hyzon Motors Europe B.V. (“Hyzon Europe”), a private limited liability company registered in the Netherlands that is currently operated as a joint venture between the Company and the Seller. The Company presently owns 50.5% of Hyzon Europe’s issued and outstanding shares. Under the terms of the Agreement, the Company has agreed to acquire from the Seller the remaining 49.5% stake, or 1,485,000 A Shares, par value €0.01 (“Shares”), in Hyzon Europe. The total consideration to be paid by the Company to the Seller is €5.52 million (approximately $5.84 million in USD), consisting of €4.50 million (approximately $4.76 million in USD) in cash and the assumption of a €1.02 million (approximately $1.08 million in USD) (excluding any VAT) obligation of the Seller to Hyzon Europe for the purchase of certain inventory. The Company has made advance deposits of €2.00 million (approximately $2.12 million in USD) and will pay the remaining €2.50 million (approximately $2.65 million in USD) in cash upon the closing of the transaction, provided that the Seller has fulfilled various conditions. At the Company’s option, the Company may waive such conditions, in which case the Company will only be obligated to pay €1.00 million (approximately $1.06 million in USD) at closing and may withhold the balance of €1.50 million (approximately $1.59 million in USD) unless and until all such conditions are fulfilled, at which time this balance will be paid within ten days of fulfilment of the conditions.

The foregoing transaction is expected to close on or before December 31, 2022.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Agreement described above in Item 1.01 cancels and supersedes the previously reported Stock Purchase Agreement dated May 5, 2022, whereby the Company agreed to acquire 735,000 Shares, or 25%, of Hyzon Europe’s issued and outstanding Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Stock Purchase Agreement with Holthausen Clean Technology Investments, B.V., CGH Junior Holding B.V., M.C.B. Holthausen Holding B.V., Holthausen Clean Technology B.V., Carl Holthausen, Max Holthausen and Hyzon Motors Europe B.V., dated December 14, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: December 15, 2022	By:	/s/ Samuel Chong
	Name:	Samuel Chong
	Title:	Chief Financial Officer